EXHIBIT 2.1
                                                                     -----------

                              INVESTMENT AGREEMENT

     This Agreement is dated as of the 1st day of February 2007 by and among Semotus Solutions, Inc,, a Nevada corporation with its principal office at 718 University Ave., Suite 202, Los Gatos, CA 95032 (the "Company"), and Knezevic Family Trust dated June 30, 1992 (the "Investor").

     WHEREAS, the Company and the Investor have been discussing a potential investment by the Investor in the Company, the use of proceeds of that investment is intended for the Company's general corporate purposes, including increasing the Company's sales and marketing efforts; and

     WHEREAS, it was the mutual desire of the Company and the Investor that the Investor's investment in the Company would take the form of a promissory note that would be convertible into shares of the Company's common stock at any time at the option of the holder at a rate that would be provided for in such promissory note; and

     NOW THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows.

1. PURCHASE OF CONVERTIBLE PROMISSORY NOTE.

Pursuant to the Convertible Promissory Note, dated the date hereof and attached as Exhibit A, the Company has executed to the Investor the Convertible Promissory Note. The Company hereby warrants and represents to Investor that:
(i) the Company's ability to issue the Common Shares and to pay cash dividends for a reasonably foreseeable period into the future is not prohibited by applicable provisions of law or the terms and provisions of any agreement of the Company, including any agreement or instrument relating to its indebtedness or the Company's Certificate of Incorporation or Bylaws, and the conversion as provided for in such Convertible Promissory Note would not constitute a breach thereof, or a default thereunder, and (ii) the making of the conversion under such Convertible Promissory Note is not restricted or prohibited by any applicable law, rule or regulation, except for the American Stock Exchange's approval, which the Company will apply for as soon as possible and use its best efforts to secure such approval.

Restrictions on Transferability. The Investor understands that the Common Shares to be issued upon conversion will be restricted securities subject to the resale provisions of Rule 144.

2. FURTHER INVESTMENT.

The Investor and the Company agree to discuss, from time to time, possible future investments by the Investor in the securities of the Company in connection with future acquisition opportunities that the Company may identify. The Company acknowledges that no Investor has made any commitment to make any such future investment, and that the decision to make any such future investment is in the sole discretion of each Investor. The Investor acknowledges that the Company has made no commitment to offer any such future investment to any Investor, and that the decision to make any such offer of future investment is in the sole discretion of the Company.

3. PUBLIC STATEMENTS OR RELEASES.

Neither the Company nor any Investor shall make any public announcement with respect to the existence or terms of this Agreement or the transactions provided for herein without the prior approval of the other parties, which shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, nothing in this
Section 3 shall prevent any party from making any public announcement it considers necessary in order to satisfy its obligations under the law or the rules of any national securities exchange or market, provided such party, to the extent practicable, provides the other parties with an opportunity to review and comment on any proposed public announcement before it is made.

4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY. The Company hereby represents and warrants to, and covenants with, the Purchaser as follows:

     4.1 ORGANIZATION AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not and could not reasonably be expected to have a material adverse effect.

     4.2 AUTHORIZED CAPITAL STOCK. The authorized capital stock of the Company consists of 150,000,000 common shares and 5,000,000 preferred shares. The number of common shares, preferred shares and all subscriptions, warrants, options, convertible securities, and other rights to purchase or otherwise acquire equity securities of the Company issued and outstanding as at September 30, 2006, are as set forth in the unaudited financial statements of the Company for the quarter ended September 30, 2006 (the "Financial Statements"). The number of common shares, preferred shares and all subscriptions, warrants, options, convertible securities, and other rights to purchase or otherwise acquire equity securities of the Company issued and outstanding as at December 31, 2006, is set forth in EXHIBIT A attached hereto. The Company has reserved from its duly authorized capital stock the maximum number of shares of common stock issuable pursuant to this Agreement.

     4.3 DUE EXECUTION, DELIVERY AND PERFORMANCE OF THE AGREEMENTS. The Company has full legal right, corporate power and authority to enter into this Agreement, the Convertible Promissory yNote and the Registration Rights Agreement as referenced in such Convertible Promissory Note (all of the preceding including this Agreement, collectively, the "Transaction Agreements") and perform the transactions contemplated hereby. The Transaction Agreements have been duly authorized, executed and delivered by the Company. The consummation by the Company of the transactions contemplated in the Transaction Agreements will not violate any provision of the organizational documents of the Company. The execution, delivery and performance of the Transaction Agreements by the Company and the consummation by the Company of the transactions herein and therein contemplated will not result in the creation of any lien, charge, security interest or encumbrance upon any assets of the Company pursuant to the terms or provisions of, or conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any material agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Company is a party or by which the Company or any of its properties may be bound or affected and in each case which individually or in the aggregate would have a material adverse effect on the condition (financial or otherwise), properties, business, prospects, or results of operations of the Company and its subsidiaries, taken as a whole (a "MATERIAL ADVERSE EFFECT"), or any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company or any of its respective properties. Upon its execution and delivery, and assuming the valid execution thereof by the Investor, the Transaction Agreements will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     4.4 Except as disclosed in press releases or filings with the SEC, the Financial Statements are true, accurate, and complete as of the date of issuance of such financial statements.

     4.5 Since December 31, 2004, Buyer has filed all forms, reports and documents required to be filed by Buyer (the "SEC Reports") with the Securities and Exchange Commission (the "SEC") , and as of their respective dates, the SEC Reports (i) were prepared in accordance with and comply with the requirements of the Securities Act of 1933, as amended and all other applicable federal law (the "SECURITIES ACT"), and the rules and regulations of the SEC thereunder applicable to such SEC Reports and (ii) did not at the time they were filed (or if subsequently amended or superseded by a filing prior to the date of this Agreement, then on the date of such subsequent filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER.

     5.1 The Purchaser represents and warrants to, and covenants with, the Company that:

          (i) the Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities representing an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company, and has requested, received, reviewed and understood all information it deems relevant in making an informed decision to purchase the Shares, including, without limitation, the information contained in the Information Documents;

          (ii) it acknowledges that the offering of the Shares pursuant to this Agreement has not been reviewed by the Commission or any state or Canadian regulatory authority;

          (iii) the Purchaser is acquiring the number of Shares set forth in the signature page hereto, for its own account for investment only and with no present intention of distributing any of the Shares the distribution thereof;

          (iv) the Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares which form such Shares except in compliance with the Securities Act, the Securities Act Rules and Regulations and any applicable state securities or blue sky laws;

          (v) the Purchaser has completed or caused to be completed the American Stock Exchange Questionnaire and the Stock Certificate Questionnaire, attached hereto as Appendix I and Appendix II, and the answers thereto are true and correct as of the date hereof;

          (vi) the Purchaser has, in connection with its decision to purchase the number of Shares set forth on the signature page hereof, not relied upon any representations or other information (whether oral or written) other than as set forth in the Information Documents and the representations and warranties of the Company contained herein;

          (vii) the Purchaser has had an opportunity to discuss this investment with representatives of the Company and ask questions of them and such questions have been answered to the full satisfaction of the Purchaser; and

          (viii) the Purchaser is an "accredited investor" within the meaning of Rule 501 of Regulation D promulgated under the Securities Act because such Purchaser meets at least one of the conditions set forth in Appendix III hereto.

     5.2 The Purchaser acknowledges that

          (i) except as provided for in the Registration Rights Agreement, the Shares have not been and are not being registered under the provisions of the 1933 Act, and may not be transferred unless the Purchaser shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Shares to be sold or transferred may be sold or transferred pursuant to Rule 144 promulgated under the 1933 Act;

          (ii) any sale of the Shares made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Shares under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the Securities and Exchange Commission ("Commission" or the "SEC") thereunder; and

          (iii) neither the Company nor any other person is under any obligation to register the Shares under the 1933 Act except as provided for in the Registration Rights Agreement.


     5.3 The Purchaser further represents and warrants to, and covenants with, the Company that

          (i) the Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement,

          (ii) (comment: purchaser is a revocable trust).(iii) upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of the Purchaser enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     5.4 The Purchaser recognizes that an investment in the Shares is speculative and involves a high degree of risk, including a risk of total loss of the Purchaser's investment. The Investor can bear the economic risk of this investment and can afford a complete loss thereof. The Investor has such knowledge and prior substantial investment experience in financial and business matters, including investment in non-listed and non-registered securities, and has had the opportunity to read the SEC Documents and to evaluate the merits and risks of investment in the Company and the Shares.

     5.5 All of the information provided to the Company or its agents or representatives concerning the Purchaser's suitability to invest in the Company and the representations and warranties contained herein, are complete, true and correct as of the date hereof. The Purchaser understands that the Company is relying on the statements contained herein to establish an exemption from registration under U.S. federal and state securities laws.

     5.6 The address set forth in the signature page hereto is the Purchaser's true and correct domicile.

     5.7 Prior to the execution of this Purchase Agreement, the Purchaser and any affiliates of Purchaser have not participated in any hedging transactions involving the Company's Common Stock and have not sold short any of the Company's Common Stock. The Investor does not have a present intention to sell the Shares, nor a present arrangement or intention to effect any distribution of any of the Shares to or through any person or entity for purposes of selling, offering, distributing or otherwise disposing of any of the Shares.

     5.8 The Purchaser understands and agrees that each certificate or other document evidencing any of the Shares shall be endorsed with the legend in substantially the form set forth below, as well as any other legends required by applicable law, and the Purchaser covenants that the Purchaser shall not transfer the Shares represented by any such certificate without complying with the restrictions on transfer described in the legends endorsed on such certificates:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT"), OR REGISTERED OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS OR CANADIAN SECURITIES LAWS. THESE SECURITIES MAY NOT BE TRANSFERRED UNLESS (A) COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND REGISTERED OR QUALIFIED UNDER APPLICABLE STATE LAW AND, IF APPLICABLE, CANADIAN SECURITIES LAWS OR
          (B) EXEMPTIONS FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS ARE AVAILABLE. AS A CONDITION TO PERMITTING ANY TRANSFER OF THESE SECURITIES, THE COMPANY MAY REQUIRE THAT IT BE FURNISHED WITH AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT NO REGISTRATION OR QUALIFICATIONS IS LEGALLY REQUIRED FOR SUCH TRANSFER.

     5.9 The Investor may be required to bear the economic risk of the investment indefinitely because none of the Shares may be sold, hypothecated or otherwise disposed of unless subsequently registered under the Securities Act and applicable state securities laws or an exemption from registration is available. Any resale of any of the Shares can be made only pursuant to (i) a registration statement under the Securities Act which is effective and current at the time of sale or (ii) a specific exemption from the registration requirements of the Securities Act. In claiming any such exemption, the Investor will, prior to any offer or sale or distribution of any Shares advise the Company and, if requested, provide the Company with a reasonably acceptable written opinion of counsel, in form and substance reasonably satisfactory to counsel to the Company, as to the applicability of such exemption to the proposed sale or distribution.

     5.10 The Investor understands that the exemption afforded by Rule 144 promulgated by the Commission under the Securities Act ("Rule 144") will not become available for at least one year from the date of payment for the Shares and any sales in reliance on Rule 144, if then available, can be made only in accordance with the terms and conditions of that rule, including, among other things, a requirement that the Company then be subject to, and current, in its periodic filing requirements under the Exchange Act, and, among other things, a limitation on the amount of shares of Common Stock that may be sold in specified time periods and the manner in which the sale can be made; that, while the Company's Common Stock is registered under the Exchange Act and the Company is presently subject to the periodic reporting requirements of the Exchange Act, there can be no assurance that the Company will remain subject to such reporting obligations or current in its filing obligations; and that, in case Rule 144 is not applicable to a disposition of the Shares, compliance with the registration provisions of the Securities Act or some other exemption from such registration provisions will be required.

     5.11 The Investor has taken no action which would give rise to any claim by any person for brokerage commission, finder's fees or similar payments by Investor relating to this Purchase Agreement or the transactions contemplated hereby. The Company shall have no obligation with respect to such fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated hereby. The Investor shall indemnify and hold harmless the Company, its employees, officers, directors, agents, and partners, and their respective affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and reasonable attorney's fees) and expenses suffered in respect of any such claimed or existing fees, as and when incurred.

     5.12 The execution, delivery and performance of this Purchase Agreement by the Investor, and the consummation of the transactions contemplated hereby, will not (i) violate any provision of the Investor's corporate organizational documents, (ii) violate, conflict with or result in the breach of any of the terms of, result in a material modification of the effect of, otherwise, give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both) a default under, any contract or other agreement to which the Investor is a party or by or to which the Investor or any of the Investor's assets or properties may be bound or subject, (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body by which the Investor, or the assets or properties of the Investor are bound and (iv) to the Investor's knowledge, violate any statute, law or regulation, including but not limited to the USA Patriot Act.

6. SURVIVAL OF REPRESENTATIVES, WARRANTIES AND AGREEMENTS.

Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Purchaser herein and in any certificates or documents delivered pursuant hereto or in connection herewith shall survive following the delivery to the Purchaser of the Convertible Promissory Note and the subsequent conversion, if any, of such Convertible Promissory Note.

7. CAPTIONS.

The captions and paragraph headings of this Agreement are solely for the convenience of reference and shall not affect its interpretation.

8. SEVERABILITY.

Should any part or provision of this Agreement be held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

9. GOVERNING LAW.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, without giving effect to conflict of law principles thereof, except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

10. COUNTERPARTS.

This Agreement may be signed in one or more counterparts and by facsimile, each of which shall be an original, but all of which together shall constitute one instrument.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the day and year first above written.

SEMOTUS SOLUTIONS, INC.


By: /s/ Anthony LaPine
    ---------------------------
    Name: Anthony LaPine
    Title: CEO


INVESTOR:

Knezevic Family Trust dated June 30, 1992

/s/ Miro Knezevic, Co-Trustee
---------------------------------
Miro Knezevic, Co-Trustee


/s/ Gail L. Knezevic, Co-Trustee
---------------------------------
Gail L. Knezevic, Co-Trustee